Exhibit 3.29

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:50 PM 12/23/2015
FILED 07:50 PM 12/23/2015
SR 20151525034 - File Number 5916868

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST. The name of the limited liability company is

Cable Equities of Colorado Management LLC

SECOND. The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

THIRD. The duration of the company shall be perpetual.

FOURTH. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

FIFTH. This effective date and time of this Certificate shall be December 31, 2015 at 8:00 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22nd day of December, 2015

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Authorized Person

BUS_RE/5853730.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:50 PM 12/23/2015
FILED 07:50 PM 12/23/2015
SR 20151525034 - File Number 5916868

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A COLORADO CORPORATION

TO A DELAWARE LIMITED LIABILITY COMPANY

OF

CABLE EQUITIES OF COLORADO MANAGEMENT CORP.

TO

CABLE EQUITIES OF COLORADO MANAGEMENT LLC

This Certificate of Conversion (the “Certificate”) has been duly executed and is being filed by Cable Equities of Colorado Management Corp., a Colorado corporation (the “Corporation”), to convert the Corporation to Cable Equities of Colorado Management LLC, a Delaware limited liability company, under the Limited Liability Company Act of the State of Delaware.

1. The Corporation was originally formed as a corporation in the State of Colorado on September 20, 1985.

2. The jurisdiction of the Corporation immediately prior to filing this Certificate is the State of Colorado.

3. The name of the Corporation immediately prior to filing this Certificate is Cable Equities of Colorado Management Corp.

4. The name of the limited liability company into which the Corporation will convert, as set forth in the Certificate of Formation, is Cable Equities of Colorado Management LLC.

5. The effective date and time of this Certificate shall be December 31, 2015 at 8:00 p.m. Eastern Time.

[signature page follows]

BUS_RE/5853810.1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as an authorized officer of Cable Equities of Colorado Management Corp.

CABLE EQUITIES OF COLORADO MANAGEMENT CORP.

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President - Finance and Corporate Treasurer

BUS_RE/5853810.1